UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2016
Kemper Corporation
(Exact name of registrant as specified in its charter)
Commission File Number: 001-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
One East Wacker Drive, Chicago, IL 60601
(Address of principal executive offices, including zip code)
312-661-4600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 3, 2016, the Board of Directors (“Board”) of Kemper Corporation (“Company”) took the following actions, effective August 3, 2016:

•	elected Thomas M. Goldstein and Lacy M. Johnson to the Board;

•	appointed Mr. Goldstein as a member of the Board’s Audit, Compensation and Investment Committees; and

•	appointed Mr. Johnson as a member of the Board’s Compensation and Nominating & Corporate Governance Committees.

Both Mr. Goldstein and Mr. Johnson will be entitled to participate in the Company's current non-employee director compensation program and to receive an indemnification and expense advance agreement from the Company, the terms of which are both described in the Director Compensation section of the Company's Proxy Statement for the 2016 Annual Meeting of Shareholders on file with the Securities and Exchange Commission (“SEC”). There is no arrangement or understanding with either Mr. Goldstein or Mr. Johnson pursuant to which he was selected as a director of the Company, and there are no transactions involving either Mr. Goldstein, Mr. Johnson or any of their immediate family members that are subject to disclosure by the Company under Item 404(a) of SEC Regulation S‑K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kemper Corporation
Date:	August 5, 2016	/s/ C. Thomas Evans, Jr.
C. Thomas Evans, Jr.
Senior Vice President, Secretary and General Counsel